                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           OMNI ENERGY SERVICES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        [OMNI ENERGY SERVICES CORP. LOGO]
                           4500 NE EVANGELINE THRUWAY
                            CARENCRO, LOUISIANA 70520


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of OMNI Energy Services Corp.:

         The annual meeting of stockholders of OMNI Energy Services Corp. (the "Company") will be held at the Company's principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on Thursday, June 20, 2002, at 9:00 a.m., local time, to consider and vote on:

         1.       The election of six directors for the ensuing year.

         2. The amendment of the Company's Amended and Restated Articles of Incorporation in order to effect a 1 for 3 reverse split of the Company's common stock if and when the Board of Directors determines that the reverse split is necessary to qualify the Company's common stock for continued listing on the Nasdaq National Market.

         3. The approval of the increase in the number of shares issuable to one person in a single year under the Company's Stock Incentive Plan.

         4. Such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of record of the Company's Common Stock at the close of business on May 13, 2002, are entitled to notice of, and to vote at, the annual meeting.

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                             By Order of the Board of Directors

                                                  /s/ BURTON T. ZAUNBRECHER

                                                    Burton T. Zaunbrecher
                                                           Secretary



Carencro, Louisiana
May __, 2002

                           OMNI ENERGY SERVICES CORP.
                           4500 NE EVANGELINE THRUWAY
                            CARENCRO, LOUISIANA 70520

MAY __, 2002


PROXY STATEMENT

         This Proxy Statement is furnished to stockholders of OMNI Energy Services Corp. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Company to be held on June 20, 2002, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

         Only stockholders of record of the Company's common stock, $0.01 par value per share ("Common Stock"), at the close of business on May 13, 2002 are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 27,305,474 shares of Common Stock outstanding, each of which is entitled to one vote.

         The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the shareholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the nominees to the Board listed below, FOR the reverse stock split, FOR the amendment to the Company's Stock Incentive Plan, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.

         This Proxy Statement is first being mailed to stockholders on or about May __, 2002. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview and telephone. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.

                              ELECTION OF DIRECTORS

GENERAL

         The Company's By-laws state that the Board shall be comprised of up to eight members, with the exact number to be set by the Board. The Board has currently set the number of directors at six and proxies cannot be voted for more than six nominees. Each director elected at the Meeting will serve a one-year term expiring at the 2003 annual meeting of stockholders. The terms of each of the Company's current directors will expire at the Meeting. Each of the Company's current directors has been nominated for re-election to the Board.

         Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-laws, directors are elected by plurality vote. Stockholders may not cumulate their votes in the election of directors.

         Article IV E of the Company's Articles of Incorporation provides certain procedures that stockholders must follow in making director nominations. For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company's principal office not more than 90 days and not less than 45 days in advance of the annual meeting of stockholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice will be deemed timely if received at the Company's principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice must state (a) for each nominating shareholder, such shareholder's name and business and residential addresses, the number of shares of Common Stock beneficially owned by such shareholder, and, if requested by the Secretary of the Company, whether such shareholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee's name, age and business and residential addresses, the proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been proposed by the Board. No such shareholder nominations have been received for the Meeting.

         The Board has nominated and urges you to vote FOR the re-election of the individuals listed below.

INFORMATION ABOUT THE COMPANY'S DIRECTORS

         The following table sets forth, as of April 30, 2002, certain information about the nominees for director, all of which are currently directors of the Company:

                Directors                                            Age
                ---------                                            ---
         James C. Eckert.........................................    52
         Crichton W. Brown.......................................    44
         Michael G. DeHart.......................................    51
         Steven T. Stull.........................................    43
         Richard C. White........................................    46
         Burton T. Zaunbrecher...................................    41

         James C. Eckert, has served as President, Chief Executive Officer and a Director of the Company since March 2001 and as Chairman of the Board since October 2001. From 1998 to 2000, Mr. Eckert served as Vice-President for Business Development of Veritas DGC Land, Inc. From 1992 to 1998, Mr. Eckert supervised the highland and transition seismic acquisitions of Veritas DGC Land, Inc. Prior to 1992, he served as President of GFS Company, a company that he co-founded in 1985, until its acquisition in 1992 by Digiton, Inc., a predecessor by merger to Veritas, Inc. Mr. Eckert graduated from the University of Southern Mississippi in 1971.

         Crichton W. Brown is an executive officer and a director of each of the Advantage Capital companies. From 1988 to 1994, Mr. Brown was Senior Vice President and Director-Corporate Development of The Reily Companies, Inc., a private holding company with interests in consumer goods manufacturing and corporate venture capital investing. From 1984 to 1988, Mr. Brown served as principal of Criterion Venture Partners, an institutional venture capital firm. Mr. Brown graduated from Stanford University in 1980 with a B.A. in Business Administration and a B.S. in Engineering Management. He subsequently graduated from the University of Pennsylvania Wharton School of Finance in 1984 with an M.B.A. Mr. Brown has been a director of the Company since September 1997.

         Michael G. DeHart is a certified public accountant, and has been employed as the President & Chief Investment Officer for Stuller Management Services since June 2001. Prior to that, Mr. DeHart was a partner with the accounting firm Wright, Moore, DeHart, Dupuis and Hutchinson, L.L.C. He was a member of that firm's management committee from 1998 to May 2001. Mr. DeHart received an M.B.A. from the University of Southwestern Louisiana, and has been a director of the Company since November 2000.

         Steven T. Stull is a founding partner of Advantage Capital Partners, a series of institutional venture capital funds under common ownership and control, founded in 1992 (collectively, "Advantage Capital"), and is an executive officer and a director of each of the Advantage Capital companies. From 1985 through 1993, Mr. Stull was employed by General American Life Insurance Company in various positions, including Vice President of the Securities Division. Mr. Stull graduated from Washington University in 1981 with a B.S. in Business Administration and in 1985 with an M.B.A. and is a chartered financial analyst. Mr. Stull has been a director of the Company since September 1997.

         Richard C. White is the President and Chief Executive Officer of NuTec Energy Services Inc. He took this position in October of 2001. He was Chief Executive Officer of Veritas DGC Land, Inc. from January 2000 through June 2000. From 1995 until his retirement in October 1999, Mr. White served as Vice President of Western Geophysical Company, as well as Senior Vice President of Western Atlas Inc. He also served as President of Baker Hughes from August 1998 until October 1999. Prior to 1995, he held various other executive positions with Western Geophysical Company, including Chief Operating Officer. Mr. White graduated from Bloomsberg University in 1978 and has been a director of the Company since March 2001.

         Burton T. Zaunbrecher currently serves as the Company's Vice President and Chief Operating Officer. Mr. Zaunbrecher joined the Company in November 2000. Prior to joining the Company, he served as President of Burton T. Zaunbrecher, Inc., an oil, gas and mineral lease, and geophysical permit acquisition company, which he founded in 1990. Mr. Zaunbrecher graduated from the University of Southwestern Louisiana in 1984 and has been a director of the Company since December 2001.

BOARD COMMITTEES

         The Board has established an Audit Committee and a Compensation Committee. The Company does not have a nominating committee. The Audit Committee reviews the Company's financial statements and annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices. The members of the Audit Committee in 2001 were Messrs. Brown, White and DeHart. The Audit Committee met four times during 2001.

         The Compensation Committee recommends to the Board compensation for the Company's executive officers and other key employees, administers the Company's Stock Incentive Plan (the "Plan") and performs such similar functions as may be prescribed by the Board. The members of the Compensation Committee in 2000 were Messrs. Stull, White and DeHart. The Compensation Committee met four times during 2001.

         During 2001, the Board held four (4) meetings. Each director attended all of the meetings held during 2001 of the Board and committees of which he was a member.

COMPENSATION OF DIRECTORS

         Each non-employee director is paid an attendance fee of $2,000 for each Board meeting attended and $500 for each committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

         Each person who becomes a non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a director.

         Additionally, in each year during which the Company's Stock Incentive Plan is in effect and a sufficient number of shares of Common Stock are available thereunder, each person who is a non-employee director on the day following the annual meeting of the Company's stockholders will be granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. All such options become fully exercisable on the first anniversary of their date of grant and expire on the tenth anniversary thereof, unless the non-employee director ceases to be a director of the Company, in which case the exercise periods will be shortened.

PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of April 30, 2002, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in "Executive Compensation"), (ii) each director of the Company, (iii) all of the Company's directors and executive officers as a group and (iv) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such stockholders.

                                                                                          PERCENTAGE OF
                                                        NUMBER OF SHARES                OUTSTANDING COMMON
NAME OF  BENEFICIAL OWNER                              BENEFICIALLY OWNED                     STOCK
-------------------------                              ------------------               ------------------
Steven T. Stull....................................      25,964,662(1)                            51.4%
Advantage Capital..................................      25,940,662(2)                            51.4%
Dixie Chris OMNI, L.L.C. ..........................       5,200,000(3)                            10.3%
Wellington Management Company, LLP.................       2,100,000                                4.2%
James C. Eckert....................................         264,983(4)                              *
Crichton W. Brown..................................          24,000(5)                              *
Michael G. DeHart..................................          26,475(6)                              *
Richard C. White...................................          20,000(7)                              *
Burton T. Zaunbrecher..............................         858,500(8)                             1.7%
All directors and executive officers
       as a group (6 persons)......................      27,162,978(9)                            53.8%

----------

 *       Less than one percent.

(1) The address of Mr. Stull is c/o Advantage Capital, 909 Poydras Street, Suite 2230, New Orleans, LA 70112. Includes 23,659,662 shares held by the Advantage Capital companies referred to in note (2). Mr. Stull is the majority shareholder of each of the general partners referred to in note (2). Also includes 24,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(2) The address of Advantage Capital is 909 Poydras Street, Suite 2230, New Orleans, Louisiana 70112. Of these shares, (i) 293,983 are held by Advantage Capital Partners Limited Partnership of which Advantage Capital Corporation is the general partner; 993,831 are held by Advantage Capital Partners II Limited Partnership, of which Advantage Capital Corporation is the general partner; 1,616,060 are held by Advantage Capital Partners III Limited Partnership, of which Advantage Capital Management Corporation is the general partner; 3,025,697 are held by Advantage Capital Partners IV Limited Partnership, of which Advantage Capital Financial Company, L.L.C. is the general partner; 1,857,591 are held by Advantage Capital Partners V Limited Partnership, of which Advantage Capital Advisors, L.L.C. is the general partner; and 800,000 are held by Advantage Capital Partners X Limited Partnership, of which Advantage Capital NOLA X, L.L.C. is the general partner; (ii) 835,000 are issuable upon the exercise of options exercisable within sixty days; (iii) 2,838,500 are issuable upon the exercise of warrants exercisable within sixty days; (iv) 10,000,000 are issuable upon the conversion of the Company's Series A 8% Convertible Preferred Stock; and (v) 3,680,000 are issuable upon conversion of the Company's Series B 8% Convertible Preferred Stock. The options are held by Advantage Capital Partners X Limited Partnership, of which Advantage Capital NOLA X, L.L.C. is the general partner. Of the warrants, 2,199,271 are held by Advantage Capital Partners VI Limited Partnership, of which Advantage Capital NOLA VI, L.L.C. is the general partner; 15,937 are held by Advantage Capital Partnership VII Limited Partnership, of which Advantage Capital NOLA VII, L.L.C. is the general partner; 3,750 are held by Advantage Capital Partners VIII Limited Partnership, of which Advantage Capital NOLA VIII, L.L.C. is the general partner; 767,667 are held by Advantage Capital Partners IX Limited Partnership, of which Advantage Capital NOLA IX, L.L.C. is the general partner; 685,000 are held by Advantage Capital Partners X Limited Partnership, of which of which Advantage Capital NOLA X, L.L.C. is the general partner; and 1,875 are held by Advantage Capital Technology Fund, L.L.C.

(3) Includes 700,000 shares issuable upon the exercise of warrants currently exercisable or exercisable within sixty days and 1,300,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days. The address of Dixie Chris OMNI, L.L.C. is 600 Jefferson Street, Suite 408, Lafayette, Louisiana 70503.

(4) Includes 264,983 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(5) Includes 24,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(6) Includes 10,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(7) Includes 20,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.

(8) Includes 458,500 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days, 282,252 shares of common stock, 117,748 shares of common stock in the name of certain Trusts.

(9) Includes 5,402,000 shares that such persons have the right to receive upon the exercise of options and warrants currently exercisable or exercisable within sixty days, and 10,000,000 shares that such persons have the right to receive upon the conversion of the Company's Series A 8% Convertible Preferred Stock; and 3,680,000 shares that such persons have the right to receive upon the conversion of the Company's Series B Convertible Preferred Stock.

EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

         The following table sets forth all compensation information for the three years ended December 31, 2001, for the Company's Chief Executive Officer and all other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company had a total annual salary and bonus exceeding $100,000 during 2001.

SUMMARY COMPENSATION TABLE


                                                                                Long-Term
                                                                               Compensation
                                                                                  Awards
                                                                               -------------
                                                                               No. of Shares
                                           Annual Compensation                  Underlying
                                      ---------------------------------        Options/SARs           All Other
Name and Principal Position           Year        Salary        Bonus            Granted(2)         Compensation (1)
---------------------------           ----       ---------     --------        -------------       ----------------
James C. Eckert(3).................   2001       $  45,375     $     --          995,000                $   --
     President and Chief
     Executive Officer
David A. Jeansonne(4)..............   2001       $       0     $     --               --                $   --
     President and Chief              2000       $  46,247     $     --          400,000                $   --
     Executive Officer                1999       $ 121,875     $     --               --                $   --

(1) Perquisites and other personal benefits paid to each Named Executive Officer in any of the years presented did not exceed the lesser of $50,000, or 10% of such Named Executive Officer's salary and bonus for that year.

(2)      See the following tables for additional information.

(3) Mr. Eckert has been employed by the Company since March 2001. As a result, compensation for 2001 is for a partial year.

(4) Mr. Jeansonne served as the Company's President and Chief Executive Officer from November 2000 until his death on February 10, 2001. From March 1999 to November 2000, Mr. Jeansonne served as Chairman of the Board. Prior to March 1999, Mr. Jeansonne served as President and Chief Executive Officer of the Company.

2001 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

         The following table contains certain information concerning stock options granted to the Named Executive Officers during 2001.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      Potential Realizable Value
                                                                                                      at Assumed Annual Rates of
                                               % of Total Options                                     Stock Price Appreciation for
                       No. of Shares           Granted to              Exercise                       Option Term(1)
                       Underlying Options      Employees               Price per      Expiration      ----------------------------
     Name              Granted                 in 2001                 Share          Date                5%              10%
     ----              ------------------      ------------------      ---------      ----------      ----------      ------------
James C. Eckert          495,000                    22.8%              $  1.1814       03/12/11        $ 367,800       $ 932,000
                         500,000                    23.1%              $  0.6400       10/11/11        $ 201,250       $ 510,000

(1) Amounts reflect assumed rates of appreciation required by Securities and Exchange Commission (the "Commission") executive compensation disclosure rules. Actual gains, if any, on options depend on future performance of the Common Stock and overall market conditions.

STOCK OPTION HOLDINGS

         The following table sets forth information, as of December 31, 2001, with respect to stock options held by the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock in 2001.

AGGREGATE OPTION VALUES AT YEAR END

                                            Number of Securities                Value of Unexercised
                                            Underlying Unexercised              In-the-Money Options
                                            Options at Year End                 At Year End(1)
                                            -------------------------------     -------------------------------
                                            Exercisable       Unexercisable     Exercisable       Unexercisable
                                            -----------       -------------     -----------       -------------
James C. Eckert                                 0                 495,000           0              $        0
                                                0                 500,000           0              $  150,000

(1) The closing sale price of the Common Stock on December 31, 2001 was $0.94 per share, as reported by the Nasdaq National Market.

EXECUTIVE EMPLOYMENT AGREEMENTS

         The term of Mr. Jeansonne's employment agreement was from July 1, 1997 to June 30, 2003. The agreement provided that Mr. Jeansonne would serve as Chairman of the Board of the Company during such term at a base salary of $75,000 per year, and that Mr. Jeansonne's employment could be terminated at any time by the Company for cause or for breach of the agreement by Mr. Jeansonne. Mr. Jeansonne's employment agreement terminated as of February 10, 2001 as a result of his death.

COMPENSATION COMMITTEE REPORT

         The compensation committee of the board of directors (the "Committee") has furnished the following report on executive compensation for fiscal 2001:

         Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

         Base compensation and bonuses for the executive officers are intended to be competitive with those paid by comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the

Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases and bonuses, appropriate consideration is given to the credentials and experience of the individual senior executives, as viewed in the Committee's collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, no general pay increase for executive officers was authorized during 2001, in as much as their base compensation was covered by employment agreements.

         The Committee is of the view that the periodic grant of stock options to employees, including executive officers, is calculated to align the employees' economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Board approved grants of stock options in 2001 to Mr. Eckert for an aggregate of 995,000 shares. The Committee presently anticipates that grants to executive officers will be considered annually.

         In connection with the stock option grants to Mr. Eckert, the Committee considered the limitations on the number of shares underlying option grants to a single participant in one calendar year under the Company's Amended and Restated Stock Incentive Plan. The Committee determined to amend such provision in the Plan to increase the number of shares underlying option grants that may be made to a single participant in one calendar year in order to make these option grants to Mr. Eckert in 2001.

                           The Compensation Committee

     Steven T. Stull           Richard C. White            Michael G. DeHart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board or Compensation Committee.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors consists of Messrs. Brown, DeHart and White. Except for Mr. Brown all members of the Audit Committee are independent, as that term is defined in the National Association of Securities Dealers' listing standards. According to the NASD listing standards, Mr. Brown may not be considered an independent director because of his executive officer and director position with the Advantage Capital companies. However, the Board has determined that, based on his financial experience, it is in the best interests of the Company for Mr. Brown to serve on the Audit Committee. The duties and responsibilities of the Audit Committee are set forth in a written charter the Board of Directors has adopted which was attached to the Company's proxy statement for the 2001 Annual Meeting.

         The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). They have also discussed with the independent accountants their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                               The Audit Committee

     Crichton W. Brown         Richard C. White            Michael G. DeHart

                            EQUITY COMPENSATION PLAN

         The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001, including the Amended and Restated Stock Incentive Plan and the 1999 Stock Option Plan.


                                                                                          (c)
                                            (a)                                    NO. OF SECURITIES
                                         NUMBER OF                                REMAINING AVAILABLE
                                      SECURITIES TO BE                            FOR FUTURE ISSUANCE
                                      ISSUED UPON THE             (b)                 UNDER EQUITY
                                        EXERCISE OF         WEIGHTED AVERAGE       COMPENSATION PLANS             (d)
                                        OUTSTANDING        EXERCISE PRICE OF     (EXCLUDING SECURITIES     TOTAL OF SECURITIES
                                     OPTIONS, WARRANTS    OUTSTANDING OPTIONS,    REFLECTED IN COLUMNS     REFLECTED IN COLUMNS
           PLAN CATEGORY                 AND RIGHTS       WARRANTS AND RIGHTS          (a) & (b)               (a) & (c)
           -------------             -----------------    -------------------    ---------------------     --------------------
Equity Compensation Plans Approved
by Stockholders                           2,483,834             $   1.11                 516,166               3,000,000

Equity Compensation Plans Not
Approved by Stockholders                    251,217             $   1.37                  48,783                 300,000
                                          ---------                                      -------               ---------
TOTAL                                     2,735,051             $   1.13                 564,949               3,300,000
                                          =========                                      =======               =========

                    PROPOSAL TO AUTHORIZE REVERSE STOCK SPLIT

GENERAL

         The Board of Directors of the Company has unanimously adopted resolutions proposing, declaring advisable and recommending that the stockholders authorize an amendment to the Company's Amended and Restated Articles of Incorporation (the "Amendment") to (i) effect up to a 1 for 3 reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Split") and (ii) provide for the payment in cash in lieu of fractional shares otherwise issuable in connection therewith. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock. As a result, the Company will be able to issue a greater number of shares following the Reverse Split than the number it could issue prior to the Reverse Split. Future issuances of additional shares may result in dilution of the shares held by current holders of the Company's stock. The complete text of the Amendment is set forth in Exhibit A to this Proxy Statement.

         The Reverse Split will not change the proportionate equity interests of the Company's stock, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable.

         If the Reverse Split is approved by the requisite vote of the Company's stockholders, the Reverse Split will be effective upon the close of business on the date of filing of the Amendment with the Louisiana Secretary of State, and the Company's outstanding shares will be reduced from 27,305,474 shares of Common Stock (assuming no additional shares are issued until the effective date of the Amendment) to approximately 9,101,824 shares of Common Stock (assuming that the Board of Directors elects to effect a 1 for 3 reverse stock split rather than a 1 for 2 reverse stock split). Each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will automatically, and without any action on the part of stockholders, represent new shares (the "New Shares") equal to one-third of the number of shares of Common Stock after the Reverse Split. After the Reverse Split becomes effective, holders of Old Shares will be asked to surrender certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. No fractional New Shares will be issued as a result of the Reverse Split. Rather, the Company will pay cash in lieu of any fraction of a New Share that any holder of record of Old Shares would otherwise be entitled to receive. See "Procedure for Effecting Reverse Split and Exchange of Stock Certificates."

PURPOSES OF THE REVERSE SPLIT

         The Board of Directors believes the Reverse Split is desirable for several reasons. The Company's Common Stock is currently listed on the Nasdaq National Market. In order for the Common Stock to continue to be listed on the Nasdaq National Market, the Company must satisfy various continued listing requirements established by Nasdaq. Among other things, persons other than officers, directors and 10% beneficial owners of the Company must hold shares of Common Stock having an aggregate value equal to at least $5.0 million, at least 400 persons must own at least 100 shares of Common Stock and the Common Stock must have a minimum bid price of at least $1.00 per share.

         The Common Stock failed to maintain a minimum bid price of $1.00 per share over the 30 consecutive trading days ended February 22, 2002, and the bid price has been below $1.00 since such time. If the Company is unable to demonstrate compliance with all the continued listing requirements established by Nasdaq its stock could be delisted.

         The Board expects that the Reverse Split will achieve compliance with the minimum bid price requirement, at least initially. The decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split should increase the per share price of the Common Stock, which would enable the Company to maintain its listing on the Nasdaq National Market and may enhance the acceptability of the Common Stock by institutional investors, as well as the financial community and the investing public at large.

         In the event that the Company's stock is delisted, there can be no assurance that trading in the Common Stock will continue (through the OTC Bulleting Board or otherwise). Any delisting of the Common Stock may adversely affect a holder's ability to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, any delisting may cause the Common Stock to be subject to "penny stock" regulations promulgated by the Securities and Exchange Commission. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of the Common Stock. If the Common Stock becomes subject to these regulations, the market price of the Common Stock and the liquidity thereof could be adversely affected.

EFFECT OF REVERSE SPLIT PROPOSAL

         The Reverse Split will be effected by means of filing the Amendment with the Secretary of State of the State of Louisiana (the "Secretary of State"). Assuming approval of the Reverse Split by the requisite vote of stockholders at the Meeting, the Amendment will be filed with the Secretary of State as promptly as practicable thereafter and the Reverse Split will become effective as of 5:00 p.m. Central time on the date of that filing (the "Effective Time"). The Board may abandon the proposed Reverse Split at any time before or after the Meeting and prior to the Effective Time if for any reason the Board deems it advisable to abandon the proposal. In addition, the Board of Directors may make any and all changes to the form of Amendment that it deems necessary in order to file the Amendment with the Secretary of State and give effect to the Reverse Split. Furthermore, the Board of Directors may, in its sole discretion, effect a 1 for 2 reverse stock split rather than a 1 for 3 reverse stock split if it determines that a 1 for 2 reverse stock split is satisfactory to maintain the $1.00 per share minimum bid price required by Nasdaq.

         Stockholders should recognize that if the Reverse Split is effectuated, they will own one-third of the number of shares they presently own and that there can be no assurance that the market price of the Company's Common Stock will, in fact, correspondingly increase by 3 times following consummation of the Reverse Split or, even if such price increases by 3 times, such post Reverse Split market price will be sustained. The Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Also, the possibility does exist that liquidity could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

         The Company currently has authorized capital stock of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Amendment will not reduce the number of authorized shares of Common Stock or Preferred Stock. Furthermore, the Amendment will not affect the $.01 par value of the Company's Common Stock; however, an amount equal to the difference between the aggregate par value of the Old Shares and the aggregate par value of the New Shares will be transferred for financial accounting purposes from the Company's Common Stock account to the Company's additional paid-in capital account. The Common Stock is listed for trading on the Nasdaq National Market under the symbol "OMNI". Following implementation of the Reverse Split, trading the Common Stock will continue on the Nasdaq National Market on the post Reverse Split basis.

         The Reverse Split will effect a reduction in the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants, options and other rights to purchase the Company's Common Stock. Each outstanding warrant, option or other right will automatically become a warrant, option or right to purchase the number of shares subject to the warrant, option or right immediately prior to the Reverse Split divided by three, and the exercise price will be proportionately adjusted to reflect the Reverse Split. In addition, the shares available for issuance under the Company's stock option and stock purchase plans will be reduced to reflect the Reverse Split, and the other relevant terms and provisions of the Company's stock option and stock purchase plans will be appropriately adjusted.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of the material federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this proxy statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive cash for their fractional shares or solely New Shares in exchange for Old Shares. The Company believes that because the Reverse Split is not part of a plan to increase periodically a stockholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Split will likely have the following federal income tax effects:

         o A stockholder who receives solely New Shares will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the New Shares will equal the holder's basis in the Old Shares.

         o A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Internal Revenue Code, which distribution will be taxed as either a dividend or exchange to each stockholder, depending on that stockholder's particular facts and circumstances.

         o The Company will not recognize any gain or loss as a result of the Reverse Split.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         As soon as practicable after the Effective Time of the Reverse Split, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Time. The letter of transmittal will contain instructions for the surrender of certificate(s) representing Old Shares to the American Stock Transfer and Trust Company, the Company's transfer agent (the "Transfer Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Transfer Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which the Old Shares submitted have been reclassified and changed as a result of the Reverse Split, together with a check for the cash payment made in lieu of fractional New Shares, if any.

         No scrip or fractional New Shares will be issued as a result of the Reverse Split. Rather, the Company will pay cash (rounded to the nearest cent) in lieu of any fraction of a share that any stockholder of record would otherwise receive. The price for such fractional New Shares will equal such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors.

         No new certificates will be issued to a stockholder until such stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

RECOMMENDATION AND REQUIRED VOTE

         Pursuant to the Company's Amended and Restated Articles of Incorporation and the Business Corporation Law of Louisiana, the affirmative vote of the holders of a majority of the common shares who are present in person or by proxy at the Meeting is required to approve the Amendment.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

GENERAL

         The Board believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in 1997 the Board adopted and the stockholders approved the Plan. The stockholders have since approved amendments to the Plan increasing the number of shares issuable thereunder to 3,000,000. Under the Plan, key employees, officers, directors who are employees of the Company and consultants and advisors to the Company (the "Eligible Persons") are eligible to receive (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards ("Incentives") when designated by the Compensation Committee. Non-employee directors receive option grants under the Plan without action by the Compensation Committee. Presently, [43] employees of the Company, including its executive officers and four non-employee directors participate in the Plan.

THE PROPOSED AMENDMENT

         The Board has approved an amendment, to increase the number of shares of Common Stock that may underlie option grants to a single participant in one calendar year from 495,000 to 1,000,000 (the "Third Amendment"), and has directed that the Third Amendment be submitted for approval by the stockholders at the Meeting. The Board recommends that the stockholders approve the Third Amendment. The Third Amendment does not increase the number of shares that may be issued under the Plan. The Board believes that the approval of the Third Amendment will allow the Company to continue to provide management and employees with a proprietary interest in the growth and performance of the Company.

REASON FOR THE THIRD AMENDMENT

         During 2001, the Compensation Committee and the Board made a determination, in keeping with the Company's compensation philosophy to use stock options as a form of incentivizing the Company's Chief Executive Officer, to award Mr. Eckert an aggregate of 995,000 options. The Plan previously had a limit of 495,000 options that may be granted to a single participant in one calendar year. This limitation provision satisfies one of the Plan requirements under Section 162(m) of the Internal Revenue Code ("IRC"), which addresses the deductibility of compensation in excess of $1 million. Shareholder approval of the Third Amendment will allow the Plan to continue meeting the IRC requirements. If stockholders do not approve the Third Amendment, the aggregate grant of options to Mr. Eckert will remain outstanding, but to the extent any grant under the Plan, including the one to Mr. Eckert, exceeds the prior limit of 495,000 options to a single participant in one calendar year, such options will not meet the IRC requirements. Accordingly, the Company would be unable to deduct any compensation of Mr. Eckert resulting from such options to the extent his compensation in any year (including salary, bonus and stock option exercises) exceeds $1 million.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the votes actually cast at the Meeting is required for approval of the Third Amendment.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                PERFORMANCE GRAPH

         The graph below compares the total shareholder return on the Common Stock since the Company's initial public offering on December 5, 1997 until December 31, 2001 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on December 5, 1997 at the initial public offering price ($11.00 per share). The Company's Peer Group Index consists of Dawson Geophysical Co. (NASDAQ:DWSN), Compagnie Generale de Geophysique (NYSE:GGY), Veritas DGC, Inc. (NYSE:VTS) and the Company.

                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
                AMONG OMNI ENERGY SERVICES, THE S & P 500 INDEX
                                AND A PEER GROUP

                              [PERFORMANCE GRAPH]

                                                        Cumulative Total Return
                                    ----------------------------------------------------------------
                                    12/5/97      12/97      12/98      12/99      12/00        12/01
OMNI ENERGY SERVICES CORP.           100.00      106.82      38.64      10.23      15.35        8.55
S & P 500                            100.00       98.64     126.83     153.52     139.55      122.96
PEER GROUP                           100.00       97.94      34.32      32.48      65.61       37.90

*$100 invested on 12/5/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                              CERTAIN TRANSACTIONS

         The business of the Company was founded in 1987 by Mr. Jeansonne. In July 1996, the successor to this business, OMNI Geophysical Corporation ("OGC"), of which Mr. Jeansonne was a director, executive officer and principal shareholder, sold substantially all of its assets, other than the land and building on which the Company's headquarters were then located, to OMNI Geophysical, L.L.C., the Company's predecessor ("OMNI Geophysical"). At the time of this transaction, Mr. Jeansonne also retained certain assets used primarily to entertain clients of the business. Since that time, OMNI Geophysical and the Company have leased the former headquarters building from OGC for its aviation division under an agreement that also contained an option to purchase. OMNI Geophysical and the Company have also used the assets retained by Mr. Jeansonne, and in return have borne substantially all of the direct costs of entertainment at these facilities.

         During the years ended December 31, 1999, 2000 and 2001, we privately placed with BizCapital (an affiliate of Advantage Capital) subordinated debentures totaling $7.5 million, $3.4 million and $1.5 million, respectively. The debentures matured five years from their date of issue and accrued interest at various rates ranging from a fixed rate of 12% per annum to a variable rate of interest starting at 12% per annum and escalating to 20% per annum. In October 2000, we agreed to convert $4.6 million of the subordinated debentures into our Series A Preferred Stock. In May 2001, we agreed to pay the affiliate $3.0 million cash plus issue to the affiliate $4.6 million of the Company's Series B Preferred Stock in full satisfaction of all of the remaining outstanding subordinated debentures including accrued interest of $1.8 million. This transaction resulted in the affiliate agreeing to forgive $1.0 million of indebtedness which has been reflected as a capital contribution from the affiliate rather than as income in the accompanying financial statements.

         In connection with the original issuance of the subordinated debentures, we issued to the affiliate detachable warrants to purchase 5,738,500 shares of our common stock, of which 2,901,000 have been cancelled as of December 31, 2001. The remaining 2,837,500 warrants outstanding are all exercisable with exercise prices ranging from $0.75 to $2.00 per share.

         The following table summarizes the exercise prices of warrants as of December 31, 2001:

                          Exercise Price        Warrants
                          --------------        --------
                          $ 2.00                  37,500
                          $ 1.50                 516,667
                          $ 0.75               2,283,333
                                              ----------
                                               2,837,500
                                              ==========

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the Commission reports of ownership and changes in ownership of equity securities of the Company. During 2001, a report by Mr. Burton T. Zaunbrecher covering the transfer of 117,748 shares of Common Stock into an Irrevocable Trust, was inadvertently filed late. Reports by Messrs. Eckert, Zaunbrecher and G. Darcy Klug covering options to purchase 995,000, 250,000 and 400,000 respectively were inadvertently filed late. During 2000, a report by Mr. Burton T. Zaunbrecher covering the acquisition of 400,000 shares of Common Stock and options to purchase 462,500 shares of Common Stock, was inadvertently filed late. A report by Mr. DeHart reporting his ownership of 15,000 shares of Common Stock of the Company was inadvertently filed late. Dixie Chris OMNI, L.L.C., inadvertently failed to file a report covering its acquisition of Common Stock and options and warrants to purchase Common Stock in November 2000. The Company has been informed that this report is in the process of being prepared and will be filed shortly. In addition, the Company is aware that Advantage Capital, Mr. Stull and various venture capital funds under their control have failed to file reports of up to 18 transactions for 1999 and up to 39 reports for 2000. Most of these transactions involved purchases by the various Advantage Capital investment funds of preferred stock, Common Stock and warrants from the Company. The Company has been informed that an analysis is currently being preformed to determine whether all of these transactions are required to be reported and that after the analysis is completed the required reports will be prepared and filed.

                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The Company's consolidated financial statements for the year ended December 31, 2001 were audited by the firm of Arthur Andersen LLP. Under the resolution appointing Arthur Andersen LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed including out of pocket expenses by Arthur Andersen LLP for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 were approximately $116,900.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No fees were paid to Arthur Andersen LLP for professional services rendered in connection with designing or implementing a hardware or software system.

ALL OTHER FEES

         The aggregate fees for all other services rendered by Arthur Andersen LLP for the Company's most recent fiscal year were approximately $65,400. These costs were primarily for tax planning and consulting.

                                  OTHER MATTERS

QUORUM AND VOTING OF PROXIES

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the votes present and entitled to vote at the Meeting is required to approve the increase in the number of shares issuable under the Plan and is generally required to approve other proposals that may properly be brought before the Meeting. Abstentions will be counted as votes against a proposal. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

         All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted FOR the election of the nominees named herein; FOR the Reverse Stock Split; FOR the increase in the number of shares issuable to one person in a single year under the Company's Stock Incentive Plan; and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

         Eligible stockholders who desire to present a proposal for inclusion in the proxy materials relating to the Company's 2003 annual meeting of stockholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to January __, 2003.

                                            By Order of the Board of Directors

                                                /s/ BURTON T. ZAUNBRECHER

                                                   Burton T. Zaunbrecher
                                                         Secretary

Carencro, Louisiana
May __, 2002

                                    EXHIBIT A


                           OMNI ENERGY SERVICES CORP.
                             ARTICLES OF AMENDMENT*


         The text of the Amendment effecting the Reverse Split is as follows:

         That Section C of Article III of the Company's Amended and Restated Articles of Incorporation be added and shall read in its entirety as follows:

                                  "ARTICLE III
                                     CAPITAL

         C. That, effective as of 5:00 p.m., central time, on the filing date of this Articles of Amendment (the "Effective Time"), a one-for-three reverse stock split of the Corporation's Common Stock shall become effective, pursuant to which each three shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including any treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation."

*Please note that the Board of Directors may, in its sole discretion, effect a 1 for 2 reverse stock split rather than a 1 for 3 reverse stock split if it determines that a 1 for 2 reverse stock split is satisfactory to maintain the $1.00 per share minimum bid price required by Nasdaq.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           OMNI ENERGY SERVICES CORP.

                                 JUNE 20, 2002



                                 o Please Detach and Mail in the Envelope Provided o
-----------------------------------------------------------------------------------------------------------------------------------

       PLEASE MARK YOUR
A [X]  VOTES AS IN THIS
       EXAMPLE.

                                THE BOARD OF DIRECTORS RECOMMENDS VOTING
                                      FOR THE NOMINEES LISTED BELOW:

                                 WITHHOLD
                    FOR ALL        ALL
                      [ ]          [ ]
1. The election                            NOMINEES:                                                          FOR  AGAINST  ABSTAIN
   of six                                  Crichton W. Brown      2. To authorize the Board of Directors to   [ ]    [ ]      [ ]
   directors for                           Michael G. DeHart         file an amendment to the Company's Amended and Restated
   the ensuing year.                       James C. Eckert           Articles of Incorporation in order to effect a 1 for 3 reverse
                                           Steven T. Stull           split of the Company's common stock if and when the Board of
FOR ALL (except nominee's written below)   Richard C. White          Directors determines that the reverse split is necessary to
                                           Burton T. Zaunbrecher     qualify the Company's common stock for continued listing on
-----------------------------------------                            the Nasdaq National Market.

                                                                  3. Approval of the increase in the number   [ ]    [ ]      [ ]
                                                                     of shares issuable to one person in a single year under the
                                                                     Company's Stock Incentive Plan; and

                                                                  4. Such other business as may properly come before the meeting or any adjournments thereof.

                                                                                  YOUR VOTE IS IMPORTANT.
                                                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                                                                                USING THE ENCLOSE ENVELOPE.

                                                                                CHECK THIS BOX TO NOTE CHANGE OF ADDRESS [ ]

(Signature)                                        Date   ,2002  (Signature)                                        Date:   ,2002
           --------------------------------------       --                  --------------------------------------        --
NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.
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

PROXY                                                                      PROXY
                           OMNI ENERGY SERVICES CORP.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 20, 2002

         The undersigned hereby appoints James C. Eckert and Burton T. Zaunbrecher, or either of them, as proxy for the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of common stock of OMNI Energy Services Corp. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 20, 2002 and any adjournments thereof with respect to the following matters.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

               (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

                                                                  --------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  --------------